Exhibit 10.10

CERTIFICATE OF TRUST/

REPORT OF OPERATION OF BUSINESS TRUST

This Certificate of Trust is filed in accordance with the provisions of the Ohio Business Trust Act (Chapter 1746.04 Ohio Revised Code) and sets forth the following:

1. The name of the business trust is TriStar Investment Trust.

2. The following persons shall serve as all the Trustees of TriStar Investment Trust:

Russell P. Stockhaus	13605 Crestway Drive Brook Park, Ohio 44142-2657

Thomas P. Ziegler	16512 Laverne Avenue Cleveland, Ohio 44135

Christopher S. McCann	614 North Oakhurst Court Huron, Ohio 44839

3. TriStar Investment Trust began engaging in business in Ohio on July 8, 1999. Further, TriStar Investment Trust will become, within one hundred eighty (180) days following the issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1 et. seq.)

4. This report is not being made to enable the business trust to maintain an action in a court of this state.

5. The business trust will maintain a place of business in Ohio from which business will be engaged on its own behalf in activities permitted by its trust instrument and permitted under Chapter 1746, Ohio Revised Code.

6. The address of the principal office of the business trust is 13605 Crestway Drive, Brook Park, Cleveland County, Ohio 44142-2675.

7. The name and address within Ohio of a designated agent upon whom process against the business trust may be served is Russell P. Stockhaus, 13605 Crestway Drive, Brook Park, Cleveland County, Ohio 44142-2657.

8. The above-named business trust irrevocably consents to service of process upon its designated agent and to service of process upon the Secretary of State if, without the registration of another agent with the Secretary of State, its designated agent has died, resigned, lost authority, dissolved, become disqualified, or has removed from this state, or its designated agent cannot, with due diligence, be found.

9. Not more than ninety (90) days after the occurrence of any event causing any filing of the above information or any previous filing with respect thereto to be inaccurate or incomplete, the above-named business trust agrees to furnish all information necessary to maintain the accuracy and completeness of such filing.

AN EXECUTED COPY OF THE TRUST INSTRUMENT OR A TRUE AND CORRECT COPY OF IT, CERTIFIED TO BE SUCH BY A TRUSTEE BEFORE AN OFFICIAL AUTHORIZED TO ADMINISTER OATHS OR BY A PUBLIC OFFICIAL IN ANOTHER STATE IN WHOSE OFFICE AN EXECUTED COPY IS ON FILE, MUST BE ATTACHED AS AN EXHIBIT TO THIS REPORT.

Date:July 31, _________, 1999

TRISTAR INVESTMENT TRUST

BY: /s/Russell P. Stockhaus
RUSSELL P. STOCKHAUS, Trustee

10. Certification of copy of business trust instrument by a Trustee:

STATE OF Ohio	)
) ss.
COUNTY OF Cuyahoga	)

I, RUSSELL P. STOCKHAUS, being duly sworn, declare under oath that I am Trustee of a business trust. I certify that attached hereto as an exhibit to this report is an executed copy of the trust instrument or a true and correct copy of it.

/s/ Russell P. Stockhaus
RUSSELL P. STOCKHAUS

Sworn to before me and subscribed in my presence this _31st_ day of July, 1999.

/s/ Christina M. Dennis
Christina M. Dennis

NOTARY PUBLIC

J. Kenneth Blackwell

Secretary of State

EXHIBIT TO REPORT OF OPERATION OF BUSINESS TRUST

BUSINESS TRUST AGREEMENT
OF
TRISTAR INVESTMENT TRUST

a Business Trust to be operated pursuant to Chapter 1746, Ohio Revised Code

The undersigned person, desiring to form a business trust, does hereby certify:

FIRST: The name of said business trust shall be TriStar Investment Trust.

SECOND: The place where the principal office of the business trust is 13605 Crestway Drive, Brook Park, Cuyahoga County, Ohio 44142-2657.

FOURTH: The number and classes, if any, of shares of beneficial interest and the par value per share, if any, which the business trust is authorized to have outstanding, the aassessability or nonassesability of such shares, the terms of the shares of each class or series thereof, and any restrictions or authorizations upon the Trustees or holders of shares of beneficial interest to restrict the transferability of the share are:

The beneficial interests in the trust shall consist of an unlimited number of nonassessable interests. No classes or series have been issued, however there are no restrictions or authorizations upon the Trustees or holders of beneficial interests to restrict the transferability of the shares other than to comply with the Investment Company Act of 1940.

IN WITNESS WHEREOF, we have hereunto subscribed our names on the _24th___ day of July, 1999.

/s/ Russell P. Stockhaus
RUSSELL P. STOCKHAUS

/s/ Thomas P. Ziegler
THOMAS P. ZIEGLER

/s/ Christopher S. McCann
CHRISTOPHER S. McCANN

AN EXECUTED COPY OR A TRUE AND CORRECT COPY OF THIS INSTRUMENT MUST BE ATTACHED AS AN EXHIBIT TO A REPORT OF OPERATION OF A BUSINESS TRUST AND CERTIFIED TO BE SUCH BY A TRUSTEE BEFORE AN OFFICIAL AUTHORIZED TO ADMINISTER OATHS, BEFORE IT CAN BE FILED IN THE OFFICE OF THE SECRETARY OF STATE. (Ohio Revised Code Ann. Section 1746.04)